AGREEMENT

     This Agreement, dated as of January 2, 2000 (the "Agreement"), among Village Farms of Presidio, L.P., a Delaware limited partnership (the "Partnership"), Village Farms of Delaware, LLC, a Delaware limited liability company ("VF Delaware"), Village Farms, LLC, a Delaware limited liability company ("VF"), Village Farms, L.P., a Delaware limited partnership ("VFLP"), Agrorent A, LLC, a Delaware limited liability company ("Agrorent A"), Agrorent B, LLC, a Delaware limited liability company ("Agrorent B"), Agrorent Holdings Inc., a Delaware corporation ("Holdings"), New Amsterdam Joint Venture, LLC, a New Jersey limited liability company ("New Amsterdam"), Agrorent B.V., a Netherlands corporation ("ABV"), Kwekerij Nic Poot B.V., a Netherlands corporation ("KNP"), Nic Poot, an individual residing in the Netherlands ("Poot"), New Amsterdam Management, Co., a New Jersey corporation ("Management"), and EcoScience Corporation, a Delaware corporation ("EcoScience").

     WHEREAS, Agrorent A is a general partner and Agrorent B is a limited partner of the Partnership;

     WHEREAS, Agrorent A and Agrorent B wish to exchange their general and limited partnership interests in the Partnership for common stock, $0.01 par value, of EcoScience (the "Common Stock");

     WHEREAS, ABV owns a 50% membership interest in New Amsterdam and Management also owns a 50% membership interest in New Amsterdam;

     WHEREAS, ABV wishes to sell its membership interest in New Amsterdam to Management;

     WHEREAS, the Partnership is indebted to KNP in an amount of $9,597.90 (the "KNP Debt") for certain materials provided to it by KNP and certain expenditures made by KNP on its behalf;

     WHEREAS, the Partnership is indebted to ABV in an amount of $214,498.33 (the "ABV Debt") for certain materials provided to it by ABV and certain expenditures made by ABV on its behalf;

     WHEREAS, New Amsterdam is indebted to KNP in an amount of $21,812.65 (the "New Amsterdam Debt") for certain materials provided to it by KNP and certain expenditures made by KNP on its behalf;

     WHEREAS, ABV is entitled to a distribution of $171,629.33 (the "New Amsterdam Distribution") under the Operating Agreement of New Amsterdam;

     WHEREAS, the transactions contemplated by this Agreement have been agreed upon in connection with the refinancing on the date hereof (the "Refinancing") by CoBank, ACB of the Partnership's current indebtedness under that certain Loan Agreement, dated as of August 31, 1998, by and between the Partnership and Village Farms International Finance Association, a Delaware corporation;

     WHEREAS, the Refinancing is conditioned upon the merger of the Partnership and certain other entities with and into VFLP (the "Merger"); and

     WHEREAS, it is the intention of the parties hereto that this Agreement become effective immediately prior to the effectiveness of the Merger.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be equally bound, the parties hereto agree as follows:

1.  Assignment of Partnership Interests.  Upon the terms and subject to the
    -----------------------------------
conditions set forth in this Agreement:

         (a) Agrorent A hereby transfers, assigns and conveys its entire 1% general partnership interest in the Partnership to VF Delaware.

         (b) Agrorent B hereby transfers, assigns and conveys its entire 12.75% limited partnership interest in the Partnership to VF.

2.  Issuance of EcoScience Common Stock.
    ------------------------------------
         (a) In consideration for the assignment of partnership interest made pursuant to Section 1(a) above, VF Delaware hereby transfers, assigns and conveys to Agrorent A stock certificates representing 19,535 shares of Common Stock.

         (b) In consideration for the assignment of partnership interest to be made pursuant to Section 1(b) above, VF hereby transfers, assigns and conveys to Agrorent B stock certificates representing 249,069 shares of Common Stock.

3. Transfer of New Amsterdam Membership Interest. Upon the terms and subject to the conditions set forth in this Agreement, ABV hereby transfers, assigns and conveys its entire 50% membership interest in New Amsterdam to Management. In consideration for such transfer, assignment and conveyance, Management hereby pays ABV $1.00.

4. Assignment of KNP Debt. KNP hereby transfers, assigns and conveys its right to receive payment of the KNP Debt to ABV. Each of the parties hereto hereby irrevocably consents to such transfer, assignment and conveyance.

5. Assignment of New Amsterdam Debt. (i) KNP hereby transfers, assigns and conveys its right to receive payment of the New Amsterdam Debt to ABV and (ii) New Amsterdam hereby transfers, assigns and conveys its obligation to pay the New Amsterdam Debt to the Partnership, which hereby assumes such obligation. Each of the parties hereto hereby irrevocably consents to each such transfer, assignment, conveyance and assumption.

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


6. Assignment of New Amsterdam Distribution. New Amsterdam hereby transfers, assigns and conveys its obligation to pay the New Amsterdam Distribution to the Partnership, which hereby assumes such obligation. Each of the parties hereto hereby irrevocably consents to such transfer, assignment, conveyance and assumption.

7. Treatment of Debt. Pursuant to the Merger, the obligation of the Partnership to pay the New Amsterdam Distribution, the KNP Debt, the ABV Debt and the New Amsterdam Debt shall be assumed by VFLP. From and after the Effective Time (as defined in Section 11 below), (a) the KNP Debt, the ABV Debt and the New Amsterdam Debt shall be represented by and repaid in accordance with a Promissory Note in the principal amount of $245,908.88 issued by VFLP to ABV in substantially the form annexed hereto as Exhibit A
   ("Note A") and (b) the amount of the New Amsterdam Distribution shall be paid to ABV by VFLP pursuant to and in accordance with a Promissory Note in the principal amount of $171,629.33 issued by VFLP to ABV in substantially the form annexed hereto as Exhibit B ("Note B" and together with Note A, the "Notes").

8.       Representations and Warranties.
         -------------------------------

     (a) EcoScience, VF Delaware, VF, the Partnership, Management, VFLP and New Amsterdam (collectively, the "EcoScience Parties") hereby jointly and severally represent and warrant to each of Agrorent A, Agrorent B, Holdings, Poot, ABV and KNP (collectively, the "Agrorent Parties") that (i) each EcoScience Party has the full legal right, power and authority to execute and deliver this Agreement and the Notes, and to fully perform its obligations hereunder and thereunder;(ii) the execution, delivery and performance of this Agreement and the Notes by the EcoScience Parties and the consummation by them of the transactions contemplated hereby and thereby (A) have been duly authorized by all necessary action on their part and (B) will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under (I) the organizational documents of any EcoScience Party or any affiliate thereof or (II) any indenture, mortgage, deed of trust, security agreement, loan agreement, other agreement, contract, document, instrument,obligation, promise or undertaking (whether written or oral) that is legally binding under which any EcoScience Party or any affiliate thereof has any right, obligation or liability or by which it or any of the assets owned or used by it is bound, and
            (iii) this Agreement constitutes the valid and binding obligation of each EcoScience Party, enforceable against it in accordance with its terms.

     (b) The Agrorent Parties hereby jointly and severally represent and warrant to each EcoScience Party that (i) each Agrorent Party has the full legal right, power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder; (ii) the execution,delivery and performance of this Agreement by the Agrorent Parties (other than Poot) and the consummation by them of the transactions contemplated hereby (A) have been duly authorized by all necessary action on their part and (B) will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under (I) the organizational documents of any such Agrorent Party or any affiliate thereof or (II) any indenture, mortgage, deed of trust, security agreement, loan agreement, other agreement,contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding under which any such Agrorent Party or any affiliate thereof has any right, obligation or liability or by which it or any of the assets owned or used by it is bound, and (iii) this Agreement constitutes the valid and binding obligation of each Agrorent Party, enforceable against it in accordance with its terms.

     (c) EcoScience represents and warrants to Agrorent A and Agrorent B that the Common Stock issued to Agrorent A and Agrorent B pursuant to this Agreement has been duly authorized and validly issued, is fully paid and non-assessable, and the issuance thereof was not subject to any pre-emptive or similar right. EcoScience represents and warrants to ABV that the Common Stock to be issued to ABV pursuant to this Agreement and the Notes has been duly authorized, and when issued and delivered in accordance with the terms of this Agreement and the Notes, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is, nor will be, not subject to any pre-emptive or similar right.

     (d) Agrorent A represents and warrants to VF Delaware that it has good and marketable title to the 1% general partnership interest in the Partnership being assigned to VF Delaware pursuant to this Agreement and that such partnership interest free and clear of all liens, claims, charges and encumbrances.

     (e) Agrorent B represents and warrants to VF that it has good and marketable title to the 12.75% limited partnership interest in the Partnership being assigned to VF pursuant to this Agreement and that such partnership interest is free and clear of all liens, claims, charges and encumbrances.

9.   Satisfaction of Obligations.

     (a) The Agrorent Parties hereby acknowledge and agree that the Notes issued pursuant to Section 7 of this Agreement are being issued in full satisfaction of all amounts owed by the Partnership and New Amsterdam to the Agrorent Parties and their respective members, owners and affiliates and the acceptance (i) by ABV of the Notes and (ii) by Agrorent A and Agrorent B of the Common Stock to be issued to them pursuant to Section 2 hereof constitutes a complete release and discharge by the Agrorent Parties of all EcoScience Parties from all liabilities, damages,obligations and claims that any of the Agrorent Parties may have against any of the EcoScience Parties with respect to matters existing or arising out of events occurring prior to the Closing, except for the obligations under this Agreement and the Notes.

     (b) The EcoScience Parties hereby acknowledge and agree that acceptance by VF and VF Delaware of the interests in the Partnership to be assigned by Agrorent A and Agrorent B pursuant to Section 1 of this Agreement constitutes a complete release and discharge by the EcoScience Parties of all Agrorent Parties from all liabilities, damages, obligations and claims that they may have against any of the Agrorent Parties with respect to matters existing or arising out of events occurring prior to the Closing, except for the obligations under this Agreement.

10.     Right to Acquire Stock.

     (a) VFLP and EcoScience agree that ABV shall have the option, at any time from the issuance of Note B until January 30, 2001, by giving written notice to EcoScience, to convert its right to receive payment of the amounts due under Note B (including any accrued interest thereon) into a number of shares of Common Stock that shall be calculated in accordance with paragraph (c)below. Within eight business days after such notice, EcoScience shall deliver a stock certificate representing the applicable number of shares of Common Stock to ABV. Upon such delivery, ABV shall be deemed to have assigned and transferred to EcoScience all of its right, title and interest in Note B.

     (b) VFLP and EcoScience agree that in the event any monthly installment of principal under Note A or Note B is not paid within thirty (30) days of when due, ABV shall have the option, at any time until the full payment and satisfaction of such overdue amount (including any accrue interest thereon), by giving written notice to EcoScience, to convert its right to receive payment of the overdue amount (including any accrued interest thereon) into a number of shares of Common Stock that shall be calculated in accordance with paragraph (d) below. Within eight business days after such notice, EcoScience shall deliver a stock certificate representing the applicable number of shares of Common Stock to ABV. Upon such delivery, ABV shall be deemed to have assigned and transferred to EcoScience all of its right to collect the overdue amount of principal and interest thereon under the applicable Note.

     (c) The number of shares of Common Stock into which ABV shall have the right to convert its rights under Note B pursuant to paragraph (a) shall be calculated by dividing (i) the amount due under Note B (including any accrued interest thereon) at the time of conversion by (ii) $1.12 (the "Note B Conversion Price").

     (d) The number of shares of Common Stock into which ABV shall have the right to convert its right to receive any overdue amount
             (including interest thereon) pursuant to paragraph (b) shall be calculated by dividing (i) the amount of overdue principal and interest thereon at the time of conversion by (ii) $1.00
             (the "Default Conversion Price").

     (e) The Note B Conversion Price and the Default Conversion Price shall be equitably adjusted to reflect the terms of any stock split, reverse stock split, stock dividend, reclassification, reorganization or similar transaction. No fractional shares shall be issued pursuant to this Section 10; rather, the number of shares issuable pursuant to this Section 10 shall be rounded to the nearest whole share.

     (f) Contemporaneous with this Agreement, EcoScience is executing and delivering to Agrorent A, Agrorent B and ABV Registration Rights Agreements with respect to the shares of Common Stock issuable pursuant to Section 2(a), 2(b) and this Section 10 in substantially the form of Exhibit C.

11. Effective Date. The transactions contemplated by this Agreement shall be deemed to be effective immediately prior to the Merger (the "Effective Time").

12. Guarantee. EcoScience hereby absolutely, unconditionally and irrevocably guarantees to each Agrorent Party the full and prompt performance by each EcoScience Party of its obligations pursuant to this Agreement and the Notes, in accordance with and subject only to the terms and conditions of this Agreement and the Notes, irrespective of the validity, regularity or enforceability of any of the Agreement and the Notes or any provision thereof,the absence of any action to enforce the Agreement or any Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. EcoScience hereby waives diligence, presentment, demand for payment, the filing of claims with a court or other governmental authority having jurisdiction over any EcoScience Party or any property of any such party, any right to require a proceeding first against any EcoScience Party, protest or notice with respect to the Agreement or any Note and all demands whatsoever.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by reputable overnight courier service on the third business day after mailing, (c) telecopied (which is confirmed) (if confirmed during business hours) at the time of such confirmation or (if confirmed outside of business hours) the next business day or (d) mailed by registered or certified air mail (return receipt requested) ten days after being so mailed, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (i)      If to any EcoScience Party, to:

               EcoScience Corporation
               10 Alvin Court
               East Brunswick, New Jersey 08816
               U.S.A.
               Attention:   Michael A. DeGiglio
                            President and Chief Executive Officer
               Telephone:        +1-732-432-8200
               Telecopy:         +1-732-432-0770
         with a copy to:

                  Giordano, Halleran & Ciesla, P.C.
                  125 Half Mile Road
                  PO Box 190 Middletown, New Jersey 07748
                  U.S.A.
                  Attention:  Philip D. Forlenza
                  Telephone:        +1-732-741-3900
                  Telecopy:         +1-732-224-6599

         (ii)     If to any Agrorent Party, to:

                  Kwekerij Nic Poot B.V.
                  Woudseweg 31
                  2636 AV Schipluiden
                  The Netherlands
                  Attention:        Nic Poot
                                    Managing Director
                  Telephone:        +31-15-380-8469
                  Telecopy:         +31-15-380-8669

         with a copy to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, New York 10004
                  Attention:        Jan J.H. Joosten
                  Telephone:        +1-212-837-6802
                  Telecopy:         +1-212-422-4726

14. Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. Any assignment in violation of the terms of this Agreement shall be null and void ab initio.

15. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

16. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement., express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

17. Waiver of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement.

18. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New Jersey or in New Jersey, this being in addition to any other remedy to which they are entitled at law or in equity.

19. Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal,economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

20. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey and the parties hereby agree that in the event of any dispute arising out of the terms and provisions of this Agreement, such a dispute shall be submitted to a court of competent jurisdiction in the State of New Jersey.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         VILLAGE FARMS OF PRESIDIO, L.P.

                                         By:      Village Farms of Delaware, LLC
                                                  General Partner


                                         By:      Agro Power Development, Inc.
                                                  Managing Member



                                         By:      ______________________________
                                                  Name:
                                                  Title:

                                         VILLAGE FARMS OF DELAWARE, LLC

                                         By:      Agro Power Development, Inc.
                                                  Managing Member


                                         By:      ______________________________
                                                  Name:
                                                  Title:

                                         VILLAGE FARMS, LLC

                                         By:      Agro Power Development, Inc.
                                                  Managing Member


                                         By:      ______________________________
                                                  Name:
                                                  Title:

                                         AGRORENT A, LLC


                                         By:      ______________________________
                                                  Name:    Nic Poot
                                                  Title:   President

                                         AGRORENT B, LLC

                                        By:     ________________________________
                                                Name:    Nic Poot
                                                Title:   President

                                        AGRORENT HOLDINGS INC.

                                        By:      _______________________________
                                                 Name:    Nic Poot
                                                 Title:   President

                                        ECOSCIENCE CORPORATION


                                        By:      _______________________________
                                                 Name:
                                                 Title:

                                        NEW AMSTERDAM JOINT VENTURE, LLC


                                        By:      _______________________________
                                                 Name:
                                                 Title:

                                        NEW AMSTERDAM MANAGEMENT, CO.


                                        By:      _______________________________
                                                 Name:
                                                 Title:

                                        AGRORENT B.V.


                                        By:      _______________________________
                                                 Name:    Nic Poot
                                                 Title:   Managing Director

                                        KWEKERIJ NIC POOT B.V.


                                        By:      _______________________________
                                                 Name:    Nic Poot
                                                 Title:   Managing Director

                                                     VILLAGE FARMS, L.P.,

                                        By:      Village Farms of Delaware, LLC
                                                 General Partner


                                        By:      Agro Power Development, Inc.
                                                 Managing Member


                                        By:      _______________________________
                                                 Name:
                                                 Title:


                                       -----------------------------------------
                                       Nic Poot